UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. )

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[ ]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

TWO HANDS CORPORATION
(Name of Registrant as Specified in its Charter)

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TWO HANDS CORPORATION
33 Davies Avenue, Level 2
Toronto, ONT M4M 2A9
Canada
(416) 357-0399

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

__________

NOTICE OF ACTION TAKEN BY UNANIMOUS WRITTEN CONSENT OF
 THE BOARD OF DIRECTORS AND A MAJORITY OF THE OUTSTANDING VOTING STOCK OF THE COMPANY

To the Stockholders of Two Hands Corporation:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.0001 per share (“Common Stock”), of Two Hands Corporation, a Delaware corporation (the “Company” or “we”), as of the close of business on November 5, 2019 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of a corporate action taken by written consent (the “Written Consent”) by the holder of a majority of our outstanding voting stock (“Majority Stockholder”) in lieu of a meeting in accordance with Section 242 of the Delaware General Corporation Law (“DGCL”) and the bylaws of the Company. No meeting of the stockholders was called or was required.

The following actions were authorized, by written consent, by the Majority Stockholder on the Record Date:

  To effectuate a Reverse Stock Split of all the outstanding shares of the Company’s Common Stock at a ratio of one-for-1,000 (1:1,000), without changing the $0.0001 par value or authorized number of Common Stock, and rounding fractional shares resulting from the Reverse Stock Split up to the nearest whole number (the “Reverse Stock Split”).

The Written Consent constitutes the only stockholder approval required under the DGCL, our Certificate of Incorporation and bylaws to approve the Reverse Stock Split. No consents or proxies are being requested from our stockholders, and our Board of Directors is not soliciting your consent or your proxy in connection with the Reverse Stock Split. Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will not become effective until twenty (20) days after the mailing of this Information Statement to our stockholders as of the Record Date. We expect the Reverse Stock Split to be effective on or around December 10, 2019 (the “Effective Date”).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: We will furnish a copy of this Information Statement, without charge, to any stockholder upon written request to the following address: 33 Davies Avenue, Level 2, Toronto, ONT M4M 2A9, Canada, Telephone: (416) 357-0399, Attention: Mr. Nadav Elituv, Chief Executive Officer.

By Order of the Board of Directors,
November 18, 2019	/s/ Nadav Elituv
Chief Executive Officer
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TWO HANDS CORPORATION
33 Davies Avenue, Level 2
Toronto, ONT M4M 2A9
Canada
(416) 357-0399

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS IS NOT A NOTICE OF A MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING OR SPECIAL MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

This Information Statement advises stockholders of Two Hands Corporation, a Delaware corporation (the “Company”), of:

  an Amendment to the Certificate of Incorporation of the Company (the “Amendment”) to effectuate a Reverse Stock Split of all the outstanding shares of the Company’s Common Stock at a ratio of one post-split share per one-thousand pre-split shares (1:1,000), without changing the $0.0001 par value or authorized number of Common Stock, and rounding fractional shares resulting from the reverse stock split up to the nearest whole number (the “Reverse Stock Split”).

The Reverse Stock Split was approved by the Board of Directors of the Company and by the holder of securities entitled to approximately 91.26% of the voting capital stock of the Company (the “Majority Stockholder”) on November 5, 2019 and approved close of markets on November 5, 2019 as the record date for determining stockholders eligible to receive notice thereof (the “Record Date”). A copy of the Amendment is attached to this Information Statement as Exhibit A.

The Amendment will only become effective after completion of regulatory review by FINRA and SEC, filing the Amendment with the Secretary of State of the Delaware, and twenty (20) days after the mailing of the enclosed Information Statement to our stockholders entitled to receive notice thereof, expected to be on or around December 10, 2019 (the “Effective Date”). The Company will advise stockholders when the Reverse Stock Split is effective by filing a Current Report on Form 8-K with the SEC.

NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY HAS CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENT UNDER DELAWARE LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE IS REQUESTED.

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VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Delaware Law

Section 242 of the DGCL provides that every amendment to a Delaware corporation’s certificate of incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of person owning a majority of the outstanding securities of the Company entitled to vote on any such amendment. Section 228 provides that persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders may adopt such action without a meeting by written consent. Section 7 of Article II of our bylaws also conforms to the provisions of Section 228 of the DGCL, allowing stockholder approval by written consent in this situation.

Resolutions to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split were adopted by our Board of Directors and Majority Stockholder on November 5, 2019 (the “Record Date”) by written consent in lieu a meeting. The Majority Stockholder giving written consent beneficially owns 91.26%% of our outstanding voting securities on a combined basis. No other votes or consents are required or necessary to effect the amendment to our Certificate of Incorporation.

Under the DCGL and the Company’s bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. As the holders of the Company’s Common Stock are entitled to vote on such matters, approval of the Amendment required the approval of a majority of the Company’s outstanding voting stock. As of the Record Date, the Company had 425,779,929 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share. Holders of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), are entitled to 100,000 votes per share. On the Record Date, the Written Consent was executed by the holder of 126,389,334 shares of Common Stock and 30,000 shares of Series A Preferred Stock having the voting equivalency of 30 million (30,000,000) shares of Common Stock and together with the Common Stock, equal to 91.26% of voting rights of the Company’s outstanding voting capital stock. Mr. Elituv is also a member of the Company’s Board of Directors.

We have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consents from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement, as no meeting or special meeting of the stockholders will be required. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by the Written Consent and giving stockholders notice of the Amendment as required by the DGCL and the Exchange Act.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

General

The Company’s authorized capital stock currently consists of a total of 3,000,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”). On August 6, 2013, the Company filed a Certificate of Designation with the Delaware Secretary of State therein designating two hundred thousand (200,000) shares of Preferred Stock as Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). As of the Record Date, there were 425,779,929 shares of Common Stock and 30,000 shares of Series A Preferred Stock issued and outstanding, respectively.

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Common Stock

Holders of the Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s stockholders. Holders of Common Stock are entitled to receive ratably any dividends that may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are also subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further stockholder approval.

Preferred Stock

The Board is currently authorized, without stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

On August 6, 2013, the Company filed a Certificate of Designation with the Delaware Secretary of State thereby designating two hundred thousand (200,000) shares as Series A Convertible Preferred Stock. On November 1, 2019, the Company issued Nadav Elituv, the Chief Executive Officer and a member of the Board of Directors of the Company 30,000 shares of Series A Preferred Stock.

Our Series A Preferred Stock has voting rights equal to a 1:100,000 basis, such that each share of Series A Preferred Stock is entitled to 100,000 votes in any vote of the Company’s Common Stock. Series A Preferred Stock are not entitled to dividends. Such dividends are payable only as and if declared by the Company’s Board of Director out of legally available funds. Upon the Company’s liquidation, dissolution or winding up, holders of Series A Preferred Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding senior Preferred Stock, the amount payable in cash equal to the original purchase price paid by such holder for its shares of Series A Preferred Stock. After the payment of such amounts, remaining assets of the Company shall be distributed ratably to the holders of the Series A Preferred Stock and common stock of the Company. Subject to certain conditions, our Series A Preferred Stock is entitled to conversion in to shares of Common Stock, at a ratio of 1 share of Series A Preferred Stock to 1,000 shares of Common Stock. Holders of Series A Preferred Stock are entitled to certain protective provisions relating to potential issuances of new shares of Series A Preferred Stock.

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CORPORATE ACTION:

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Reverse Stock Split

General

On November 5, 2019 (the “Record Date”), the Board of Directors of the Company and approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s stockholders for approval, the prospective Amendment to the Company’s Certificate of Incorporation to effect a 1-for-1,000 Reverse Stock Split of the Company’s Common Stock with fractional shares rounded up to the nearest whole number (the “Reverse Stock Split”). On November 5, 2019, stockholders of the Company owning a majority of the Company’s outstanding voting stock (the “Majority Stockholders”) approved the Reverse Stock Split by written consent. The $0.0001 par value per share and authorized number of Common Stock will remain unchanged by the Reverse Stock Split.

Effects of Reverse Stock Split

The corporate action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a “Reverse Stock Split.” Under the proposal, each thousand (1,000) shares of our presently issued and outstanding Common Stock as of the close of business the Record Date will be converted automatically into one (1) share of our post-Reverse Stock Split Common Stock. We will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Any stockholder owning a fractional share as a result of the corporate action will be rounded up to the next whole share.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as he or she did immediately prior to the Reverse Stock Split.

Reasons for the Reverse Stock Split

The primary purposes of the Reverse Stock Split are to:

o	Increase the per share price of our Common Stock;

o	Provide the Company with the flexibility to issue additional shares to facilitate future acquisitions and financings.

The reduction in the number of issued and outstanding shares of Common Stock to result from the Reverse Stock Split is expected to increase the market price of the Common Stock to a level above the current market trading price. While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split because there are numerous factors and contingencies which could affect our market price.

The Company’s Common Stock is currently quoted on the OTC Market Group, Inc.’s “ OTCPinks” tier under the symbol “TWOH.” A higher per share price for the Common Stock may enable the Company to meet minimum bid price criteria for continued listed on the OTC Markets Group, Inc. OTCPinks tier, or initial listing of the Common Stock on a national securities exchange at such time as we implement our future business plans. Because trading of our Common Stock is conducted in the over-the-counter market, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, because the Common Stock is not listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a “penny stock.” Because our Common Stock is presently classified as a “penny stock,” prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

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The Board believes that the Reverse Stock Split also could result in a broader market for our Common Stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $5.00 per share. Many investment advisors are subject to internal restrictions on their ability to recommend stocks trading at less than $5.00 per share because of a general presumption that such stocks may be highly speculative. In addition, stocks trading at less than $5.00 per share may not be marginable under the internal policies of some investment firms. The Reverse Stock Split is anticipated to result in a price increase for our Common Stock relieving, to some extent, the possible effect of such limitations on the market for our Common Stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our Common Stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our Common Stock has or may have a negative effect on our ability to use our Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable. However, there can be no assurances that the Reverse Stock Split will have the desired consequences.

Anti-Takeover Effects of the Reverse Stock Split

Neither the Company’s Certificate of Incorporation nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split, includes permitting the Company to pursue financing from investors, acquire assets, and issue shares of common stock in exchange for possible financing. The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

No Dissenters Rights

In connection with the approval of the Reverse Stock Split, stockholders of the Company will not have a right to dissent and obtain payment for their shares under the DGCL, our Certificate of Incorporation or bylaws.

Accounting Matters

The Reverse Stock Split will not affect the par value of the Company’s Common Stock. As a result, on the effective date of the Reverse Stock Split approved by the Company’s Board of Directors, the stated capital on the Company’s balance sheet attributable to Common Stock would be increased from then current amount by a factor that equals the Reverse Stock Split ratio, and the additional paid-in capital account would be debited with the amount by which the stated capital is increased. The per share net income or loss and net book value per share will be increased because there will be less shares issued and outstanding.

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Tax Consequences to Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that the Company’s management believes will apply with respect to the Company and the stockholders of the Company who are United States holders at the effective time of the Reverse Stock Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Stock Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction. Accordingly, each stockholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such stockholder related to any Reverse Stock Split.

The Reverse Stock Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive shares of Common Stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split, except for those stockholders receiving shares of Common Stock in lieu of a fractional share (as described herein). The holding period for shares of Common Stock after the Reverse Stock Split, will include the holding period of shares of Common Stock before the Reverse Stock Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of Common Stock after the Reverse Stock Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Stock Split, excluding the basis of fractional shares. A stockholder who receives shares of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such shares over the fair market value of the fractional share to which the stockholder was otherwise entitled.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY’S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF ANY REVERSE STOCK SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF ANY REVERSE STOCK SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES.

AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF ANY FORWARD SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH ANY REVERSE STOCK SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE, LOCAL, AND, IF APPLICABLE, FOREIGN TAX RETURNS.

Tax Consequences for the Company

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

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Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Any stockholder owning a fractional share as a result of the corporate action will be rounded up to the next whole share.

Share Certificate Transfer Instructions

The Company anticipates that the Reverse Stock Split will become effective after approval by FINRA and the SEC, the filing of the Certificate of Amendment with the Delaware Secretary of State, twenty (20) days after the mailing of this Information Statement to our stockholders entitled to receive notice thereof. Beginning on the effective date, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. The Company will advise stockholders of the Effective Date on Form 8-K.

Our transfer agent, TranShare Corporation 2849 Executive Drive, Suite 200, Clearwater, FL 33762, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares may choose to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares. Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder’s shares of pre-Reverse Stock Split Common Stock to the transfer agent and receives in return a certificate representing shares of post-Reverse Stock Split Common Stock, such stockholder’s pre-Reverse Stock Split Common Stock shall be deemed equal to the number of whole shares of post-Reverse Stock Split Common Stock to which such stockholder is entitled as a result of the Reverse Stock Split.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 5, 2019, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Class of Stock	Number of Shares Beneficially Owned	Percentage of Class (2)
Officers and Directors
Nadav Elituv (CEO, Pres., Secretary, Treasurer and Director)	Common Stock	126,389,334	29.68%
	Series A Preferred Stock	30,000	100%
Ryan Wilson (Director)	Common Stock	16,000,056	3.76%
	Series A Preferred Stock	0	-
Bradley Southam (Director)	Common Stock	12,000,040	2.82%
	Series A Preferred Stock	0	-
Steven Gryfe (CFO)	Common Stock	11,935,387	2.80%
	Series A Preferred Stock	0	-
All Officers and Directors as a group (4 persons)	Common Stock	166,324,817	39.06%
	Series A Preferred Stock	30,000	100%

5% Stockholders

(1)	Unless otherwise noted, the address of the reporting person is c/o Two Hands Corporation, 33 Davies Ave., Toronto, Ontario, Canada M4M 2A9.

(2)	Based on 425,779,929 shares of Common Stock and 30,000 Series A Preferred Stock outstanding as of the Record Date.

(3)	Mr. Elituv owns 126,389,334 Common Shares and 30,000 Series A Preferred Shares convertible into 30,000,000 shares of Common Stock. Each share of Series A Preferred Stock has the voting equivalency of 100,000 shares of Common Stock.

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the Company, other than as set forth above. We are not aware of any person who controls the Company as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common and preferred stock issued or outstanding. We do not have an investment advisor.

There are no current arrangements which will result in a change in control.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Date: November 18, 2019

By Order of The Board of Directors

By:	/s/ Nadav Elituv
Name: Nadav Elituv
Title: Chief Executive Officer

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EXHIBIT A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

TWO HANDS CORPORATION

Two Hands Corporation filed a Certificate of Incorporation with the Secretary of State of Delaware on April 3, 2009, a Certificate of Designation on August 6, 2013, a Certificate of Amendment to the Certificate of Incorporation on August 8, 2013, a Certificate of Amendment to the Certificate of Incorporation on May 30, 2014, a Certificate of Amendment to the Certificate of Incorporation on July 27, 2016 and a Certificate of Amendment to the Certificate of Incorporation on August 27, 2018. Following is an amendment to the Certificate of Incorporation as amended:

It is hereby certified that:

1. The name of the corporation (the "Corporation") is Two Hands Corporation.

2. The Certificate of Incorporation is hereby amended by replacing Article FOURTH to read:

"FOURTH: The total number of shares of stock which the corporation shall have authority to issue is: three billion and one million (3,001,000,000) shares, consisting of a class of three billion (3,000,000,000) shares of Common Stock, par value of $0.0001 per share and a class of one million (1,000,000) shares of Preferred Stock, par value of $0.001 per share.

The Preferred Stock authorized by this Certificate of Incorporation shall be issued in series.

The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series. The Board of Directors shall have the authority to determine the number of shares that will comprise each series. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any share thereof, the designations, powers, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a) The rate and manner of payment of dividends, if any;

(b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable for shares in the event of liquidation, dissolution or other winding up of the Corporation;

(d) Sinking fund provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions, if any, on which shares may be converted or exchanged;

(f) Voting rights, if any; and

(g) Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware.

Upon the Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Date"), every 1,000 issued and outstanding shares of the Corporation will be combined into and automatically become one outstanding share of Common Stock of the Corporation and the authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock sp1it: all shares of Common Stock so split that are held by a stockholder wil1 be aggregated subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder will be rounded to the nearest whole share. Shares of Common Stock that were outstanding prior to the Effective Date and that are not outstanding after the Effective Date shall resume the status of authorized but unissued shares of Common Stock."

3. Pursuant to a resolution of its Board of Directors, a written consent of a majority of stockholders was obtained in accordance with Delaware General Corporation Law pursuant to which a total of 3,126,389,334 votes, constituting 91.26% of the total votes entitled to be cast on the action were voted in favor of the Amendment.

4. The Certificate of Amendment of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware,

5. In accordance with Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Amendment shall be effective on December 12, 2019.

Signed this 18th day of November, 2019

TWO HANDS CORPORATION

/s/ Nadav Elituv

By: Nadav Elituv

Chief Executive Officer and Chairman of the Board of Directors